Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated July 1, 2020, relating to the balance sheet of Ascendant Digital Acquisition Corp. as of March 2, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from February 11, 2020 (inception) through March 2, 2020, appearing in Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-239623.

/s/ WithumSmith+Brown, PC

New York, New York

July 23, 2020